NEWS RELEASE

FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals, Inc. Reports Third Quarter 2015 Financial Results

-- Total Revenues of $62.2 Million in Third Quarter --
-- EXPAREL® Net Revenues of $59.7 Million in Third Quarter --
-- Conference Call Today at 9 a.m. ET --

PARSIPPANY, N.J., October 27, 2015 — Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today provided updates on EXPAREL® (bupivacaine liposome injectable suspension) for postsurgical pain in the United States and announced consolidated financial results for the third quarter ended September 30, 2015.

"Third quarter EXPAREL revenues grew 19 percent over the same period last year," said Dave Stack, chief executive officer and chairman of Pacira. "These positive results, in a quarter that is seasonally low on procedure volume, demonstrate the continued progress in addressing the marketplace challenges that have impacted this year’s sales trajectory. We remain confident in our outlook as we position ourselves for future growth on multiple fronts. We continue to make strategic appointments to key leadership roles and further the development of internal and external opportunities for EXPAREL and beyond."

Recent Highlights

• Legal Action Update: In September, Pacira filed a lawsuit against the U.S. Food and Drug Administration (FDA), seeking to exercise its lawful rights to communicate truthful and non-misleading information about EXPAREL. The complaint outlined the company’s belief that the FDA had violated the Administrative Procedure Act (APA), First Amendment, Fifth Amendment and its own guidance materials and precedent by threatening enforcement action for promoting EXPAREL consistent with its approved indication. On October 22, 2015, the judge granted an order filed by the FDA requesting an extension to file their opposition brief and responsive pleadings to November 16, 2015, stating that the parties are engaging in settlement discussions in hopes of resolving the case or narrowing the dispute. An additional extension of 39 days was recently sent to the judge for approval.

• Management Team Continues to Expand in Support of Future Growth Opportunities: In August, Pacira announced the appointment of James B. Jones, MD, PharmD, to the position of senior vice president and chief medical officer. He will be responsible for overseeing and guiding the company’s clinical research and development efforts for the expanded uses of EXPAREL and the company’s DepoFoam® pipeline of products. Pacira also announced last week that James S. Scibetta had been appointed president. Reporting to Dave Stack, he will be responsible for the day-to-day operations and tactical execution of the company’s Customer and Patient Solutions group, comprised of customer-facing resources, and will continue to oversee the Pacira Science Center Campus activities. He will continue to serve as chief financial officer while Pacira conducts its search for his successor.

Third Quarter 2015 Financial Results

• EXPAREL net product revenues were $59.7 million in the third quarter of 2015, compared to $50.2 million in the third quarter of 2014.

• Total revenues were $62.2 million in the third quarter of 2015, compared to $52.0 million in the third quarter of 2014.

• Total operating expenses were $57.1 million in the third quarter of 2015, compared to $53.0 million in the third quarter of 2014.

• GAAP net income was $3.1 million, or $0.08 per share (basic and diluted), in the third quarter of 2015, compared to a GAAP net loss of $3.0 million, or $0.08 per share (basic and diluted), in the third quarter of 2014.

• Non-GAAP net income was $12.9 million, or $0.35 per share (basic) and $0.32 per share (diluted), in the third quarter of 2015, compared to a non-GAAP net income of $5.7 million, or $0.16 per share (basic) and $0.14 per share (diluted), in the third quarter of 2014.

• Pacira ended the third quarter of 2015 with cash and cash equivalents, short-term investments and long-term investments ("cash") of $164.4 million.

• Pacira had 36.7 million basic and 41.0 million diluted weighted average shares of common stock outstanding in the third quarter of 2015.

2015 Outlook

Excluding stock-based compensation, Pacira affirms that it expects the following non-GAAP operating expenses for 2015:

• Research and development (R&D) expense of $20 million to $25 million.
• Selling, general and administrative (SG&A) expense of $115 million to $125 million.

Today’s Conference Call and Webcast Reminder

The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Tuesday, October 27, 2015, at 9 a.m. ET. The call can be accessed by dialing 1-877-845-0779 (domestic) or 1-720-545-0035 (international) ten minutes prior to the start of the call and providing the Conference ID 93531752.

A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing 1-855- 859-2056 (domestic) or 1-404-537-3406 (international) and providing the Conference ID 93531752. The replay of the call will be available for two weeks from the date of the live call.

The live, listen-only webcast of the conference call can also be accessed by visiting the "Investors & Media" section of the company’s website at investor.pacira.com. A replay of the webcast will be archived on the Pacira website for two weeks following the call.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), non- GAAP net income (loss), because such measures exclude stock-based compensation, loss on extinguishment of debt and amortization of debt discount. These measures supplement our financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP net income (loss) measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See a reconciliation of non-GAAP net income (loss) to GAAP net loss below.

The range of R&D and SG&A expenditure outlook for 2015 are non-GAAP financial measures because they exclude stock-based compensation charges. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP financial measures are also unlikely to be comparable with non-GAAP disclosures released by other companies.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) is a specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia, was commercially launched in the United States in April 2012. EXPAREL and two other products have successfully utilized DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. Additional information about Pacira is available at www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is currently indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain score with up to a 45 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia. EXPAREL has not been studied for use in patients younger than 18 years of age. Non-bupivacaine-based local anesthetics, including lidocaine, may cause an immediate release of bupivacaine from EXPAREL if administered together locally. The administration of EXPAREL may follow the administration of lidocaine after a delay of 20 minutes or more. Other formulations of bupivacaine should not be administered within 96 hours following administration of EXPAREL. Monitoring of cardiovascular and neurological status, as well as vital signs should be performed during and after injection of EXPAREL as with other local anesthetic products. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease. Patients with severe hepatic disease, because of their inability to metabolize local anesthetics normally, are at a greater risk of developing toxic plasma concentrations. In clinical trials, the most common adverse reactions (incidence greater-than or equal to 10%) following EXPAREL administration were nausea, constipation, and vomiting.

Please see the full Prescribing Information for more details available at:

http://www.exparel.com/pdf/EXPAREL_Prescribing_Information.pdf.

Forward Looking Statements

Any statements in this press release about our future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and our ability to serve those markets; our plans to expand the use of EXPAREL to additional indications and opportunities, including nerve block, oral surgery and chronic pain, as well as pediatrics, and the timing and success of any related clinical trials; the related timing and success of a United States Food and Drug Administration supplemental New Drug Application; the adverse effects and impacts of FDA warning letters; the outcome of the U.S. Department of Justice inquiry; the outcome of our lawsuit against the FDA; our plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical studies in support of an existing or potential DepoFoam-based product; our plans to continue to manufacture and provide support services for our commercial partners who have licensed DepoCyt(e); our commercialization and marketing capabilities; our and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Company Contact:
Pacira Pharmaceuticals, Inc.
Jessica Cho, (973) 254-3574

Media Contact:
Pure Communications, Inc.
Dan Budwick, (973) 271-6085

(Tables to Follow)

Pacira Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents, restricted cash and short-term investments	$146,438	$158,167
Accounts receivable, net	25,919	22,366
Inventories, net	56,132	29,263
Prepaid expenses and other current assets	4,611	4,461
Total current assets	233,100	214,257
Long-term investments	17,921	24,431
Fixed assets, net	86,323	60,632
Goodwill	28,888	23,761
Intangibles, net	161	403
Other assets	2,595	2,588
Total assets	$368,988	$326,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,471	$6,758
Accrued expenses	30,295	28,311
Convertible senior notes (*)	104,907	103,100
Current portion of royalty interest obligation	—	276
Current portion of deferred revenue	1,426	1,426
Income taxes payable	312	139
Total current liabilities	145,411	140,010
Deferred revenue	8,439	9,508
Other liabilities	6,125	5,409
Total stockholders’ equity	209,013	171,145
Total liabilities and stockholders’ equity	$368,988	$326,072

(*) The convertible senior notes are contractually due in 2019. However, because of certain conditions that were met during the three months ended September 30, 2015, the note holders can convert any time during the quarter ended December 31, 2015.

Pacira Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Net product sales:
EXPAREL	$59,729	$50,219	$172,657	$129,535
DepoCyt(e)	1,421	701	3,640	3,162
Total net product sales	61,150	50,920	176,297	132,697
Collaborative licensing and development revenue	357	357	1,069	930
Royalty revenue	706	771	2,310	2,249
Total revenues	62,213	52,048	179,676	135,876
Operating expenses:
Cost of goods sold	15,901	20,391	52,409	58,472
Research and development	5,893	4,425	15,509	14,844
Selling, general and administrative	35,310	28,217	101,490	75,643
Total operating expenses	57,104	53,033	169,408	148,959
Income (loss) from operations	5,109	(985)	10,268	(13,083)
Other (expense) income:
Interest income	171	134	504	237
Interest expense	(1,905)	(2,037)	(5,842)	(6,222)
Royalty interest obligation	—	(73)	(71)	(330)
Loss on extinguishment of debt	—	—	(51)	—
Other, net	(8)	(43)	(82)	(120)
Total other expense, net	(1,742)	(2,019)	(5,542)	(6,435)
Income (loss) before income taxes	3,367	(3,004)	4,726	(19,518)
Income tax expense	(281)	—	(372)	—
Net income (loss)	$3,086	$(3,004)	$4,354	$(19,518)

Net income (loss) per share:
Basic net income (loss) per common share	$0.08	$(0.08)	$0.12	$(0.56)
Diluted net income (loss) per common share	$0.08	$(0.08)	$0.11	$(0.56)
Weighted average common shares outstanding:
Basic	36,663	35,943	36,460	35,039
Diluted	41,043	35,943	41,422	35,039

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

GAAP net income (loss)	$3,086	$(3,004)	$4,354	$(19,518)

Non-GAAP adjustments:
Stock-based compensation	8,826	7,686	23,640	17,199
Loss on extinguishment of debt	—	—	51	—
Non-cash debt discount amortization	1,022	1,035	3,080	3,104
Total Non-GAAP adjustments	9,848	8,721	26,771	20,303

Non-GAAP net income	$12,934	$5,717	$31,125	$785

GAAP basic net income (loss) per common share	$0.08	$(0.08)	$0.12	$(0.56)
GAAP diluted net income (loss) per common share	$0.08	$(0.08)	$0.11	$(0.56)

Non-GAAP basic net income per common share	$0.35	$0.16	$0.85	$0.02
Non-GAAP diluted net income per common share	$0.32	$0.14	$0.75	$0.02

Weighted average common shares outstanding - basic	36,663	35,943	36,460	35,039
Weighted average common shares outstanding - diluted	41,043	41,554	41,422	40,379

Cost of goods sold reconciliation:
GAAP cost of goods sold	$15,901	$20,391	$52,409	$58,472
Stock-based compensation expense	(1,690)	(1,187)	(4,379)	(2,323)
Non-GAAP cost of goods sold	$14,211	$19,204	$48,030	$56,149

Research and development reconciliation:
GAAP research and development	$5,893	$4,425	$15,509	$14,844
Stock-based compensation expense	(1,070)	(1,823)	(3,140)	(5,537)
Non-GAAP research and development	$4,823	$2,602	$12,369	$9,307

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$35,310	$28,217	$101,490	$75,643
Stock-based compensation expense	(6,066)	(4,676)	(16,121)	(9,339)
Non-GAAP selling, general and administrative	$29,244	$23,541	$85,369	$66,304